UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2026

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Shareholders held on March 10, 2026, 50,864,001 shares, representing 93.2% of the outstanding common stock of Maximus, Inc. (the "Company") entitled to vote, were represented in person or by proxy. Our shareholders voted as follows:
(a)To elect Anne K. Altman, Bruce L. Caswell, John J. Haley, Jan D. Madsen, Richard A. Montoni, Gayathri Rajan, Raymond B. Ruddy and Michael J. Warren as directors for one-year terms expiring at the 2027 Annual Meeting of Shareholders.

Nominee	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
Anne K. Altman	47,654,544	1,564,664	40,483	1,604,310
Bruce L. Caswell	48,951,089	269,925	38,677	1,604,310
John J. Haley	48,268,084	951,084	40,523	1,604,310
Jan D. Madsen	49,203,495	15,808	40,388	1,604,310
Richard A. Montoni	48,899,761	323,090	36,840	1,604,310
Gayathri Rajan	48,353,479	853,668	52,544	1,604,310
Raymond B. Ruddy	47,586,747	1,606,442	66,502	1,604,310
Michael J. Warren	49,153,325	65,867	40,499	1,604,310
(b)To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2026 fiscal year.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
50,814,166	13,714	36,121	—
(c)To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables and any related material contained in the proxy statement.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
48,075,519	1,136,606	47,566	1,604,310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: March 11, 2026	/s/ Jason S. Frank
Jason S. Frank
Assistant Corporate Secretary

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